Exhibit 99.2

THIRD AMENDMENT

THIRD AMENDMENT (this “Amendment”), dated as of July 1, 2003, among EXTENDED STAY AMERICA, INC., a Delaware corporation (the “Borrower”), the Lenders party to the Credit Agreement referred to below (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as Sole Lead Arranger and Sole Book Runner (in such capacity, the “Lead Arranger”), and MIZUHO CORPORATE BANK, LTD. (successor in interest to The Industrial Bank of Japan, Limited), as Administrative Agent (the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Co-Syndication Agents and the Administrative Agent are parties to a Credit Agreement, dated as of July 24, 2001 (as amended by the First Amendment, dated as of January 1, 2002 and by the Second Amendment, dated as of October 31, 2002, the “Credit Agreement”); and

WHEREAS, the Borrower has requested the Lenders to amend, and the Lenders have agreed to amend, certain provisions of the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, it is agreed:

1. Section 1.14(a) of the Credit Agreement is hereby amended by deleting the words “the Permitted Incremental Debt Amount” appearing in clause (iv) thereof and inserting the amount “$250,000,000” in lieu thereof.

2. Section 9.02(viii) of the Credit Agreement is hereby amended by deleting the words “or construct” appearing therein.

3. Section 9.03 of the Credit Agreement is hereby by restating clauses (iii) and (iv) appearing therein as follows:

“(iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase its outstanding capital stock, so long as the aggregate amount paid by the Borrower and its Subsidiaries in respect of all such repurchases made after the Effective Date, when added to the aggregate amount of all repurchases of 9.15% Senior Subordinated Notes and 9 7/8% Senior Subordinated Notes, and all repayments and repurchases of Incremental Third Party Debt, made pursuant to Section 9.11(i), does not exceed $35,000,000, provided that the Borrower may make such repurchases pursuant to this clause (iii) in excess of such amount to the extent that on the date of any such repurchase in excess of such amount (x) the Consolidated Leverage Ratio both before and after giving effect to such repurchase is less than or equal to 4.25:1.00 and (y) the Borrower delivers an officer’s certificate to the Administrative Agent certifying in reasonable detail (1) as to the Consolidated Leverage Ratio both before and after such repurchase and (2) that such excess amount does not exceed the Retained Excess Cash Flow Amount as then in effect (and such excess repurchase shall constitute a utilization of the Retained Excess Cash Flow Amount as provided in the definition thereof); and

(iv) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay Dividends in respect of (but not as a repurchase of) its outstanding capital stock so long as the aggregate amount of Dividends paid by the Borrower pursuant to this clause (iv) in any fiscal year of the Borrower does not exceed $20,000,000, provided that the Borrower may pay additional Dividends pursuant to this clause (iv) in excess of such amount to the extent that on the date of any such Dividends in excess of such amount (x) the Consolidated Leverage Ratio both before and after giving effect to such Dividend is less than or equal to 4.25:1.00 and (y) the Borrower delivers an officer’s certificate to the Administrative Agent certifying in reasonable detail (1) as to the Consolidated Leverage Ratio both before and after such Dividend and (2) that the amount of such excess Dividends does not exceed the Retained Excess Cash Flow Amount as then in effect (and such excess Dividends shall constitute a utilization of the Retained Excess Cash Flow Amount as provided in the definition thereof).”

4. Section 9.04(viii) of the Credit Agreement is hereby amended by deleting the words “the Permitted Incremental Debt Amount at such time” appearing in sub-clause (w)(A) thereof and inserting the amount “$250,000,000” in lieu thereof.

5. Section 9.05(x) of the Credit Agreement is hereby amended by restating the proviso appearing therein as follows:

“provided that Investments in excess of $50,000,000 may be made pursuant to this clause (x) to the extent that on the date of such excess Investments (x) the Consolidated Leverage Ratio both before and after such excess Investments is less than or equal to 4.25:1.00 and (y) the Borrower delivers an officer’s certificate to the Administrative Agent certifying in reasonable detail (1) as to the Consolidated Leverage Ratio both before and after such excess Investments and (2) that the amount of such excess Investments does not exceed the Retained Excess Cash Flow Amount as then in effect (and such excess Investments shall constitute a utilization of the Retained Excess Cash Flow Amount in accordance with the definition thereof).”

6. Section 9.07 of the Credit Agreement is hereby amended by restating said Section in its entirety as follows:

“9.07 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that (i) during the period from the Third Amendment Effective Date through and including December 31, 2003, the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed $65,000,000, and (ii) during any fiscal year of the Borrower set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of the Borrower set forth below the amount set forth opposite such fiscal year below:

Fiscal Year Ending	Amount
December 31, 2004	$175,000,000
December 31, 2005	$200,000,000
December 31, 2006	$250,000,000
December 31, 2007	$250,000,000

(b) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above during the period set forth in clause (a)(i) above or in any fiscal year of the Borrower ending on and after December 31, 2004 is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such period or fiscal year, as the case may be, such excess may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, provided that in no event shall the amount permitted to be carried over pursuant to this clause (b) exceed $25,000,000 in any fiscal year of the Borrower and no amounts once carried forward pursuant to this clause (b) may be carried forward to any fiscal year of the Borrower thereafter.

(c) In addition to the foregoing, the Borrower and its Subsidiaries may effect acquisitions of Hotel Properties.

(d) In addition to the Capital Expenditures permitted pursuant to clauses (a), (b) and (c) above, the Borrower and its Subsidiaries may make additional Capital Expenditures consisting of the reinvestment of proceeds of Recovery Events not required to be applied as a mandatory repayment (and/or commitment reduction) pursuant to Section 4.02(g).

(e) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a), (b), (c) and (d), the Borrower and its Subsidiaries may make additional Capital Expenditures during the period from the Effective Date to March 31, 2005 as part of the construction of its new corporate headquarters (including the furnishing and outfitting thereof) and in an aggregate amount not to exceed $20,000,000.”

7. Section 9.09 of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting the following new table in lieu thereof:

“Period	Ratio
April 1, 2003 to June 30, 2003	5.00:1:00
July 1, 2003 to June 30, 2005	5.50:1.00
July 1, 2005 to June 30, 2006	5:25:1.00
July 1, 2006 and thereafter	5.00:1.00”.

8. Section 9.11 of the Credit Agreement is hereby amended by restating clause (i) appearing therein as follows:

“(i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control or similar event of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, any 9.15% Senior Subordinated Notes, 9-7/8% Senior Subordinated Notes or any Incremental Third Party Debt provided that, so long as no Default or Event of Default then exists or would result therefrom, the Borrower may (A) repurchase outstanding 9.15% Senior Subordinated Notes and outstanding 9-7/8% Senior Subordinated Notes and (B) repay or repurchase Incremental Third Party Debt, so long as the aggregate amount of all such repayments and repurchases made after the Effective Date, when added to the aggregate amount of all Dividends made pursuant to Section 9.03(iii) shall not exceed an amount equal to $35,000,000, provided that the Borrower may make such repurchases in excess of such amount to the extent that on the date of such excess repayments and/or repurchases (x) the Consolidated Leverage Ratio both before and after giving effect to such repurchases is less than or equal to 4.25:1.00 and (y) the Borrower delivers an officer’s certificate to the Administrative Agent certifying in reasonable detail (1) as to the Consolidated Leverage Ratio both before and after such repayments and/or repurchases and (2) that the amount of such excess repayments and/or repurchases does not exceed the Retained Excess Cash Flow Amount as then in effect (and such excess repayments and repurchases shall constitute a utilization of the Retained Excess Cash Flow Amount pursuant to the definition thereof);”.

9. The definition of “Applicable Margin” appearing in Section 11.01 of the Credit Agreement is hereby deleted in its entirety and the following new definition of “Applicable Margin” is inserted in lieu thereof:

““Applicable Margin” shall mean (i) with respect to A Term Loans, B Term Loans, Revolving Loans and Swingline Loans, during the Applicable Period, the respective percentage per annum set forth below under the respective Type of Loan and opposite the respective Level (i.e., Level 1, Level 2, Level 3 or Level 4, as the case may be) indicated to have been achieved on the applicable Test Date for the Applicable Period (as shown on the respective officer’s certificate delivered pursuant to Section 8.01(d) or the first proviso below):

Level	Consolidated Leverage Ratio	A Term Loans and Revolving Loans Maintained as Eurodollar Loans	A Term Loans and Revolving Loans Maintained as Base Rate Loans and Swingline Loans	B Term Loans maintained as Eurodollar Loans	B Term Loans Maintained as Base Rate Loans
1	Greater than or equal to 5.00:1.00	3.25%	2.25%	3.75%	2.75%
2	Less than 5.00:1.00 but greater than or equal to 4.75:1.00	3.00%	2.00%	3.75%	2.75%
3	Less than 4.75:1.00 but greater than or equal to 4.25:1.00	2.50%	1.50%	3.75%	2.75%
4	Less than 4.25:1.00	2.25%	1.25%	3.75%	2.75%

; provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer’s certificate required to be delivered pursuant to Section 8.01(d) showing the applicable Consolidated Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 1 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer’s certificate have been delivered showing the pricing for the respective Applicable Period is at a level which is less than Level 1 (it being understood that, in the case of any late delivery of the financial statements and officer’s certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate). Notwithstanding anything to the contrary contained above in this definition, (w) the Applicable Margin for Loans outstanding prior to the Third Amendment Effective Date shall be as provided in this definition of Applicable Margin, without giving effect to the Third Amendment (although after such date the Applicable Margin for all outstanding Loans shall be as provided herein), (x) Level 1 pricing shall apply at any time when any Default or Event of Default is in existence, (y) subject to preceding clause (x), Level 2 pricing shall apply from the Third Amendment Effective Date until the date of the Borrower’s delivery of the financial statements for its fiscal quarter ending June 30, 2003 required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer’s certificate required to be delivered pursuant to Section 8.01(d)) and (z) if at any time any Incremental Term Loans are incurred or are outstanding and the Applicable Margins applicable to any Type of such Incremental Term Loans are more than 0.25% greater than the Applicable Margins applicable to the respective Type of B Term Loans (with any original issue discount applicable to such Incremental Term Loans being equated to an equivalent “spread” in a manner determined by the Lead Arranger consistent with generally accepted finance practice based on the life to maturity of such Incremental Term Loans), then the Applicable Margins applicable to such Type of the B Term Loans shall automatically be increased such that the Applicable Margins applicable to such Type of B Term Loans are 0.25% lower than those applicable to the respective Type of such Incremental Term Loans; and

(ii) with respect to Incremental Term Loans incurred under a particular Tranche, the respective Applicable Margins for each Type of such Tranche of Loans as set forth in the applicable Incremental Term Loan Commitment Agreement, provided that all Incremental Term Loans of a particular Type and Tranche shall have the same Applicable Margin for such Type and Tranche of Incremental Term Loans.”

10. The definition of “Retained Excess Cash Flow Amount” appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following proviso at the end of clause (u) thereof:

“, provided that the Retained Excess Cash Flow Amount shall not be increased on any such Excess Cash Payment Date pursuant to the provisions of this clause (u) unless on the last day of the then most recently ended Excess Cash Payment Period the Consolidated Leverage Ratio for the Test Period then ended (as established pursuant to the respective officer’s certificate delivered (or required to be delivered) pursuant to Section 8.01(d)) is less than or equal to 4.25:1.00”.

11. Section 11.01 of the Credit Agreement is hereby further amended by (i) deleting the definitions of “Permitted CapEx Amount,” “Permitted Incremental Debt Amount” and “Qualified Convertible Subordinated Notes” appearing therein in their entirety and (ii) inserting the following new definitions in the appropriate alphabetical order:

“Third Amendment” shall mean the Third Amendment to this Agreement, dated as of July 1, 2003.

“Third Amendment Effective Date” shall mean the date of the effectiveness of the Third Amendment.

12. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date (as defined below), both before and after giving effect to this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and (ii) there exists no Default or Event of Default on the Third Amendment Effective Date, both before and after giving effect to this Amendment.

13. In order to further induce the Lenders to enter into this Amendment, the Borrower hereby agrees that on the Third Amendment Effective Date it shall pay to each Lender which executes and delivers to the Administrative Agent a counterpart of this Amendment (including by way of facsimile transmission) on or before 3:00 P.M. (New York time) on June 27, 2003, an amendment fee (the “Amendment Fee”) equal to the product of (i) 0.250% multiplied by (ii) the sum of such Lender’s outstanding Term Loans plus its Revolving Loan Commitment, in each case on the Third Amendment Effective Date.

14. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

15. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

16. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

17. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) when (i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office on or prior to such date and (ii) the Borrower shall have paid the Amendment Fee to the applicable Lenders on or prior to such date and on or prior to the time set forth in Section 13 of this Amendment.

18. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

* * *

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

EXTENDED STAY AMERICA, INC.

By:

Name: Title:

SIGNATURE PAGE TO THE THIRD AMENDMENT, DATED AS OF JULY 1, 2003, TO THE CREDIT AGREEMENT, DATED AS OF JULY 24, 2001, AMONG EXTENDED STAY AMERICA, INC., A DELAWARE CORPORATION, THE VARIOUS LENDERS PARTY THERETO, MORGAN STANLEY SENIOR FUNDING, INC. AS SOLE LEAD ARRANGER AND SOLE BOOK RUNNER, BEAR STEARNS CORPORATE LENDING INC. AND FLEET NATIONAL BANK, AS CO-SYNDICATION AGENTS, AND MIZUHO CORPORATE BANK, LTD. (SUCCESSOR IN INTEREST TO THE INDUSTRIAL BANK OF JAPAN, LIMITED), AS ADMINISTRATIVE AGENT NAME OF INSTITUTION:

NAME OF INSTITUTION

By:
Name:
Title: